EXHIBIT 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(In thousands)

Although ARAMARK Corporation continued as the same legal entity after the going-private transaction (the “Transaction”), the consolidated statements of operations are presented for two periods: Predecessor and Successor, which relate to the period preceding the Transaction and the period succeeding the Transaction, respectively. The Company refers to the operations of ARAMARK Corporation and subsidiaries for both the Predecessor and Successor periods. We have prepared our supplementary discussion of the results of operations for the three and six months ended March 28, 2008 by comparing them to the mathematical combination of the Successor and Predecessor periods in the three and six months ended March 30, 2007. Although this presentation does not comply with U.S. generally accepted accounting principles (GAAP), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved absent the Transaction and may not be predictive of future results of operations.

ADJUSTED SALES GROWTH

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures and the impact of foreign currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change
	March 28, 2008	March 30, 2007
ARAMARK Corporation Consolidated Sales (as reported)	$3,173,177	$2,980,942	6%
Effect of Currency Translation	—	73,217
Effect of Acquisitions	(8,692)	(1,144)

ARAMARK Corporation Consolidated Sales (as adjusted)	$3,164,485	$3,053,015	4%

	Six Months Ended		% Change
	March 28, 2008	March 30, 2007
ARAMARK Corporation Consolidated Sales (as reported)	$6,523,797	$6,091,488	7%
Effect of Currency Translation	—	147,374
Effect of Acquisitions and Divestitures	(20,452)	(5,520)

ARAMARK Corporation Consolidated Sales (as adjusted)	$6,503,345	$6,233,342	4%

	Three Months Ended		% Change
	March 28, 2008	March 30, 2007
Food and Support Services—International Sales (as reported)	$661,314	$543,416	22%
Effect of Currency Translation	—	47,939
Effect of Acquisitions and Divestitures	(3,509)	—

Food and Support Services—International Sales (as adjusted)	$657,805	$591,355	11%

	Six Months Ended		% Change
	March 28, 2008	March 30, 2007
Food and Support Services—International Sales (as reported)	$1,319,602	$1,094,264	21%
Effect of Currency Translation	—	96,764
Effect of Acquisitions and Divestitures	(3,509)	(557)

Food and Support Services—International Sales (as adjusted)	$1,316,093	$1,190,471	11%

ADJUSTED OPERATING INCOME

Management believes that presentation of operating income growth, adjusted to eliminate increased amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction, charges related to the Transaction, a currency transaction gain in 2007, the impact of the divestiture of SMG, a venue management company, in 2007 and the impact of foreign currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

	Three Months Ended		% Change
	March 28, 2008	March 30, 2007
ARAMARK Corporation Consolidated Operating Income (as reported)	$106,907	$4,972
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	32,727	19,350
Transaction-Related Charges	—	109,753
Currency Transaction Gain	—	(3,804)
Divestiture of SMG in 2007	—	(4,628)
Effect of Currency Translation	—	4,670

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$139,634	$130,313	7%

	Six Months Ended		% Change
	March 28, 2008	March 30, 2007
ARAMARK Corporation Consolidated Operating Income (as reported)	$272,440	$177,289
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	63,742	19,350
Transaction-Related Charges	—	112,330
Currency Transaction Gain	—	(3,804)
Divestiture of SMG in 2007	—	(10,625)
Effect of Currency Translation	—	8,465

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$336,182	$303,005	11%

	Three Months Ended		% Change
	March 28, 2008	March 30, 2007
Food and Support Services – Domestic Operating Income (as reported)	$74,583	$82,549
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	23,270	13,176
Divestiture of SMG in 2007	—	(4,628)
Effect of Currency Translation	—	2,539

Food and Support Services – Domestic Operating Income (as adjusted)	$97,853	$93,636	5%

	Six Months Ended		% Change
	March 28, 2008	March 30, 2007
Food and Support Services – Domestic Operating Income (as reported)	$196,431	$207,295
Increased Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	46,519	13,176
Divestiture of SMG in 2007	—	(10,625)
Effect of Currency Translation	—	4,366

Food and Support Services – Domestic Operating Income (as adjusted)	$242,950	$214,212	13%